                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                       March 24, 1998 (February 17, 1998)
                       ----------------------------------

                     GLENBOROUGH REALTY TRUST INCORPORATED
                     -------------------------------------
             (Exact name of registrant as specified in its charter)


       Maryland                      001-14162                94-3211970
       --------                      ---------                ----------
   (State or other                  (Commission              (IRS Employer
   jurisdiction of                  File Number)              I.D. Number)
    incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (650) 343-9300
                                                                 --------

Glenborough Realty Trust Incorporated (the "Company") hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on March 3, 1998, to file the Financial Statements and Exhibits of the Company relating to the acquisition by the Company's Operating Partnership of the 99% limited partnership interest in GRC Airport Associates (as defined in such Form 8-K, or "GRCAA"). The financial statements referred to in Item 7(a) relate to the operations of SkyPark, the sole asset property of GRCAA.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  FINANCIAL STATEMENTS

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                       4


               Combined statements of revenues and certain
               expenses of SkyPark                                            5

               Notes to combined statements of revenues
               and certain expenses of SkyPark                                6

          (b)  PRO FORMA FINANCIAL STATEMENTS

               Pro forma Consolidated Balance Sheet as of
               September 30, 1997, with accompanying notes
               and adjustments                                                8

               Pro form Consolidated Statements of Operations
               for the nine months ended September 30, 1997,
               and the year ended December 31, 1996, with
               accompanying notes and adjustments                            16


         (c)  EXHIBIT

               23.1 Consent of Independent Auditors                          22

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                     GLENBOROUGH REALTY TRUST INCORPORATED




                   By:  Glenborough Realty Trust Incorporated







Date:  March 24, 1998         /s/ TERRI GARNICK
                              -----------------------------------
                              Terri Garnick
                              Senior Vice President
                              Chief Accounting Officer, Treasurer
                              (Principal Accounting Officer)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statement of revenues and certain expenses of SkyPark, as defined in Note 1, for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of SkyPark.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of SkyPark for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
San Francisco, California
March 2, 1998

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                                    SKYPARK
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                             SEPTEMBER 30, 1997       YEAR ENDED
                                                                (UNAUDITED)        DECEMBER 31, 1996
                                                             ------------------    -----------------
REVENUES...................................................        $1,321               $1,227
CERTAIN EXPENSES
  Operating................................................            11                   17
  Real estate taxes........................................            79                   89
                                                                   ------               ------
                                                                       90                  106
                                                                   ------               ------
REVENUES IN EXCESS OF CERTAIN EXPENSES.....................        $1,231               $1,121
                                                                   ======               ======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                   OF SKYPARK
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of SkyPark, the sole asset property of GRC Airport Associates, located in San Bruno, California, acquired by Glenborough Properties, L.P. (the "Operating Partnership"), the operating partnership of Glenborough Realty Trust Incorporated (the "Company"). SkyPark is a 216,780 square foot, industrial property located in San Bruno, California, which is leased in its entirety to GRC Airport Associates, an affiliate of the Company.

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of SkyPark for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of SkyPark, however, the Company is not aware of any material factors relating to SkyPark that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of SkyPark.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission. GRC Airport Associates purchased SkyPark in the last quarter of 1995. The periods presented in the accompanying combined statements of revenues and certain expenses represent substantially all of the periods for which GRC Airport Associates owned SkyPark.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

2.  LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                            YEAR                                AMOUNT
                            ----                                -------
1997 (three months).........................................    $   288
1998........................................................      1,207
1999........................................................      1,268
2000........................................................      1,331
2001........................................................      1,398
2002........................................................      1,467
Thereafter..................................................     30,185
                                                                -------
          Total.............................................    $37,144
                                                                -------

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $458 (unaudited) for the nine months ended September 30, 1997 and $154 for the year ended December 31, 1996. Certain leases contain lessee renewal options.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited, pro forma consolidated balance sheet as of September 30, 1997 has been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof as described in footnote one and two to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997; (ii) the pending property acquisitions as described in footnote three to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997; (iii) the March 1998 offering of $150 million Senior Notes of the Operating Partnership, "the Offering" and the application of the net proceeds therefrom; (iv) the October 1997 offering of 11,300,000 shares of Common Stock ("the October 1997 Offering") and the January 1998 offering of 11,500,000 shares of Series A Convertible Preferred Stock, ("the January 1998 Offering") and the application of the respective net proceeds therefrom; (v) debt assumed and borrowings under a $150 million interim loan ("the Interim Loan") and the Company's $250 million unsecured acquisition credit facility ("the Acquisition Credit Facility"); (vi) repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan, the Interim Loan and a portion of the borrowings on the Acquisition Credit Facility; (vii) the sale of one QuikTrip property and the Summer Breeze property and the use of these sales proceeds for the repayment of related mortgage debt and for the funding of certain property acquisitions; and
(viii) the acquisition of the limited partnership interests of GRC Airport Associates, a California Limited Partnership ("GRCAA") and the sale of the sole property in GRCAA to a third party as if each of such transactions had been completed on September 30, 1997.

     The following unaudited, pro forma consolidated statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, and the property acquisitions completed in 1996, as described in footnote one and two of the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997;
(ii) the pending property acquisitions as described in footnote three to the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997;(iii) the Offering and the application of the net proceeds therefrom;
(iv) the January 1998 Offering, the October 1997 Offering, the July 1997 offering of 6,980,000 shares of Common Stock, the March 1997 offering of 3,500,000 shares of Common Stock and the October 1996 offering of 3,666,000 shares of Common Stock and the application of the respective net proceeds therefrom; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility; (vi) the repayment of certain mortgage loans, the Company's previous $50 million line of credit, a $114 million interim unsecured loan, the Interim Loan and a portion of the borrowings on the Acquisition Credit Facility; (vii) the sale of the two All American Industrial Properties, the six Atlanta Auto Care Center properties, ten QuikTrip properties and the Summer Breeze property, and use of sale proceeds for the repayment of related mortgage debt and the funding of certain property acquisitions; (viii) the collection on the Hovpark mortgage loan receivable; and (ix) the sale of various properties held by the partnerships managed by the Associated Companies to the Company and to third parties, as if each of such transactions had been completed on January 1, 1996.

     These unaudited, pro forma consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company included herein in the Company's reports filed under the Exchange Act. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

     The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results of which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                               COMPLETED          PENDING                     REPAYMENT OF
                                            HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   OFFERING(4)      DEBT(5)
                                            -------------   ---------------   ---------------   -----------   -------------
  ASSETS
    Rental property, net..................    $ 588,644        $ 680,830         $133,525        $     --       $      --
    Investments in Associated Companies...        7,567               --               --              --              --
    Mortgage loans receivable, net........        3,622               --               --              --              --
    Cash and cash equivalents.............        2,770          (18,004)             620         148,231        (150,000)
    Other Assets..........................       13,373            2,518               --           1,525              --
                                              ---------        ---------         --------        --------       ---------
          Total Assets....................    $ 615,976        $ 665,344         $134,145        $149,756       $(150,000)
                                              =========        =========         ========        ========       =========
  LIABILITIES
    Acquisition Credit Facility...........    $      --        $   3,477           80,395        $     --       $      --
    Line of Credit........................       28,865          (28,865)              --              --              --
    Mortgage loans........................      114,580          115,931           31,980              --              --
    Interim Loan..........................           --          150,000               --              --        (150,000)
    Interim unsecured loan................      114,000         (114,000)              --              --              --
    The Notes.............................           --               --               --         149,756              --
    Other liabilities.....................       11,216            2,240              620              --              --
                                              ---------        ---------         --------        --------       ---------
          Total Liabilities...............      268,661          128,783          112,995         149,756        (150,000)
                                              ---------        ---------         --------        --------       ---------

  MINORITY INTEREST                              36,012              116           16,820              --              --
                                              ---------        ---------         --------        --------        ---------
  STOCKHOLDERS' EQUITY
    Common Stock..........................           20               11               --              --              --
    Series A Preferred Stock..............           --          275,500               --              --              --
    Additional paid-in capital............      321,771          267,381            4,330              --              --
    Deferred compensation.................         (257)              --               --              --              --
    Retained earnings (deficit)...........      (10,231)          (6,447)              --              --              --
                                              ---------        ---------         --------        --------       ---------
          Total Equity....................      311,303          536,445            4,330              --              --
                                              ---------        ---------         --------        --------       ---------
          Total liabilities and
            Stockholders' Equity..........    $ 615,976        $ 665,344         $134,145        $149,756       $(150,000)
                                              =========        =========         ========        ========       =========
                                                OTHER
                                            ADJUSTMENTS(6)   PRO FORMA
                                            --------------   ----------
  ASSETS
    Rental property, net..................     $(4,658)      $1,398,341
    Investments in Associated Companies...          --            7,567
    Mortgage loans receivable, net........          --            3,622
    Cash and cash equivalents.............      17,383            1,000
    Other Assets..........................          --           17,416
                                               -------       ----------
          Total Assets....................     $12,725       $1,427,946
                                               =======       ==========
  LIABILITIES
    Acquisition Credit Facility...........     $    --       $   83,872
    Line of Credit........................          --               --
    Mortgage loans........................      (2,590)         259,901
    Interim Loan..........................          --               --
    Interim unsecured loan................          --               --
    The Notes.............................          --          149,756
    Other liabilities.....................          --           14,076
                                               -------       ----------
          Total Liabilities...............      (2,590)         507,605
                                               -------       ----------

  MINORITY INTEREST                             12,089           65,037
                                               -------       ----------
  STOCKHOLDER'S EQUITY
    Common Stock..........................          --               31
    Series A Preferred Stock..............          --          275,500
    Additional paid-in capital ...........       2,024          595,506
    Deferred compensation.................          --             (257)
    Retained earnings (deficit)...........       1,202          (15,476)
                                               -------       ----------
          Total Equity....................       3,226          855,304
                                               -------       ----------
          Total liabilities and
            Stockholders' Equity..........     $12,725       $1,427,946
                                               =======       ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

1. Reflects the historical consolidated balance sheet of the Company as of September 30, 1997, which includes the acquisitions of the following properties and property portfolios:

                                            PURCHASE PRICE
                 PROPERTY                     (IN 000'S)        DATE ACQUIRED
                 --------                   --------------      -------------
Citibank Park Property....................     $ 23,300       September 30, 1997
Advance Properties........................      103,000       September 12, 1997
T. Rowe Price Properties..................      146,800       September 12, 1997
Centerstone Property......................       30,400       July 1, 1997
CRI Properties............................       14,800       June 18, 1997
CIGNA Properties..........................       45,400       April 29, 1997
E&L Properties............................       22,200       April 18, 1997
Riverview Property........................       20,500       April 14, 1997
Lennar Properties.........................       23,200       April 8, 1997
Scottsdale Hotel..........................       12,100       February 28, 1997
Carlsberg Properties......................       23,200       November 19, 1996
TRP Properties............................       43,800       October 17, 1996
Bond Street Property......................        3,200       September 24, 1996
Kash n' Karry Property....................        1,600       August 2, 1996
San Antonio Hotel.........................        2,800       August 1, 1996
UCT Property..............................       18,800       July 15, 1996

     Citibank Park. In September 1997, the Company acquired Citibank Park, a 147,978 square-foot office building in Las Vegas, Nevada. The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of: (i) approximately $1.66 million in the form of 61,222 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156); and (ii) the balance in cash.

     Advance Properties. In September 1997, the Company acquired from a group of partnerships affiliated with The Advance Group, the Advance Properties, a portfolio of 10 Properties aggregating 755,006 square feet. The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of: (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625); (ii) approximately $7.4 million in assumption of debt; and (iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Company entered into a joint venture with The Advance Group for the development of selected new projects. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

     T. Rowe Price Properties. In September 1997, the Company acquired from five limited partnerships, two general partnerships and one private REIT, the T. Rowe Price Properties, a portfolio of 27 properties aggregating approximately 2,888,000 square feet. The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The T. Rowe Price Properties consist of four office Properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     Centerstone Property. In July 1997, the Company acquired the Centerstone Property, an office property containing 157,579 square feet located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of: (i) approximately $5.5 million in the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00); and
     (ii) the balance in cash.

     CRI Properties. In June 1997, the Company acquired from Carlsberg Realty Inc. the CRI Properties, a portfolio of three Properties, aggregating approximately 245,600 square feet. The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by GC since November 1996.

     CIGNA Properties. In April 1997, the Company acquired from two partnerships formed and managed by affiliates of CIGNA the CIGNA Properties, a portfolio of six Properties, aggregating approximately 616,000 square feet and 224 multi-family units. The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

     E&L Properties. In April 1997, the Company acquired from seven partnerships and their general partner, a Southern California syndicator, the E&L Properties, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests. The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of: (i) approximately $12.8 million of mortgage debt assumed; (ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of approximately 33,198 shares of common stock (based on an agreed per share value of $19.075), and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

     Riverview Property. In April 1997, the Company acquired from a private seller the Riverview Property, a 15-story office property containing 227,129 square feet located in Bloomington, Minnesota. The total acquisition cost, including capitalized costs, was approximately $20.5 million, which was paid entirely in cash.

     Lennar Properties. In April 1997, the Company acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners the Lennar Properties, a portfolio of three Properties, aggregating approximately 282,000 square feet. The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

     Scottsdale Hotel. In February 1997, the Company acquired the Scottsdale Hotel, a 163-suite hotel Property, which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Company'S other hotel Properties are marketed as Country Suites by Carlson.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     Carlsberg Properties. In November 1996, the Company acquired a portfolio of six Properties (including one property on which the Company made a mortgage loan which included a purchase option), aggregating approximately 342,000 square feet, together with associated management interests (the "Carlsberg Properties"). The total acquisition cost, including the mortgage loan and capitalized costs, was approximately $23.2 million, which consisted of: (i) approximately $8.9 million of mortgage debt assumed; (ii) approximately $350,000 in the form of 24,844 shares of common stock (based on a per share value of $14.09); and (iii) the balance in cash. The Carlsberg Properties consist of five office Properties and one retail Property, located in two states. Concurrently with the Company's acquisition of the Carlsberg Properties, one of the Associated Companies assumed management of a portfolio of 13 additional properties with an aggregate of one million square feet under a venture with an affiliate of the seller. In June 1997, the Company acquired three of these properties, the CRI Properties, for an aggregate purchase price of $14.8 million.

     TRP Properties. In October 1996, the Company acquired a portfolio of 12 Properties, aggregating approximately 784,000 square feet and 538 multi-family units, together with associated management interests (the "TRP Properties"). The total acquisition cost, including capitalized costs, was approximately $43.8 million, which consisted of: (i) approximately $16.3 million of mortgage debt assumed; (ii) approximately $760,000 in the form of 52,387 partnership units in the Operating Partnership (based on a per unit value of $14.50); (iii) approximately $2.6 million in the form of 182,000 shares of common stock (based on a per share value of $14.50); and
     (iv) the balance in cash. The cash portion was financed through advances under the Line of Credit. The TRP Properties consist of three office, three office/flex, three industrial, one retail and two multi-family Properties, located in six states.

     Bond Street Property. In September 1996, the Company acquired a two-story, 40,595 square foot office building, in Farmington Hills, Michigan (the "Bond Street Property"). The total acquisition cost, including capitalized costs, was approximately $3.2 million, which consisted of approximately $391,000 in the form of 26,067 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

     Kash n' Karry Property. In August 1996, the Company also expanded an existing shopping center in Tampa, Florida (the "Kash n' Karry Property") through a purchase-leaseback transaction with the anchor tenant. The Company's initial acquisition cost, including capitalized costs, was approximately $1.6 million, all of which was paid in cash. In addition, the Company committed an additional $1.8 million for future expansion and tenant improvements, which the Operating Partnership expects will also be paid in cash.

     San Antonio Hotel. In August 1996, the Company acquired a 64-room hotel Property (the "San Antonio Hotel"), which is located in San Antonio, Texas. The total acquisition cost, including capitalized costs, was approximately $2.8 million, which was paid in cash.

     UCT Property. In July 1996, the Company acquired a 23-story, 272,443 square foot office building, in St. Louis, Missouri (the "UCT Property"). The total acquisition cost, including capitalized costs, was approximately $18.8 million, which consisted of approximately $350,000 in the form of 23,333 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     Also reflects the sale of the six Atlanta Auto Care Center Properties and nine of the ten QuikTrip Properties in June 1997 for an aggregate sales price of approximately $12.0 million. The remaining QuikTrip Property was sold in October 1997 for a sale price of approximately $1.1 million.

2. Reflects the completed acquisitions of the following properties and property portfolios:

                                             PURCHASE PRICE
                                               (IN 000'S)        DATE ACQUIRED
                                             --------------    -----------------
San Mateo Headquarters.....................     $ 34,700       March 6, 1998
Capitol Center.............................       12,300       February 27, 1998
Windsor Portfolio..........................      423,200       January 8, 1998
Marion Bass Portfolio......................       58,300       December 31, 1997
Opus Portfolio.............................       27,900       December 22, 1997
Thousand Oaks..............................       51,300       December 18, 1997
Bryant Lake................................        9,400       November 4, 1997
Copley Properties..........................       63,700       October 24, 1997

     San Mateo Headquarters. In March 1998, the Company acquired the San Mateo Headquarters, a 15-story office property located in San Mateo, California, containing 139,109 square feet, which currently houses the Company's corporate headquarters, from Prudential Insurance Company of America. The Company's corporate headquarters occupy approximately 30,000 square feet and the balance of the rentable square feet is leased to third parties. The San Mateo Headquarters property includes a contiguous parking garage. The total acquisition cost, including capitalized costs, was approximately $34.7 million, which was paid in cash, including cash from borrowings on the Acquisition Credit Facility.

     Capitol Center. In February 1998, the Company acquired Capitol Center, a 161,468 square foot office complex located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, was approximately $12.3 million, comprising: (i) approximately $116,000 in the form of 3,874 partnership units in the Operating Partnership (based on an agreed per unit value of $30.00); and (ii) the balance in cash.

     Windsor Portfolio. In January 1998, the Company acquired the Windsor Portfolio from Windsor Realty Fund II, L.P., of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $423.2 million, comprised of: (i) approximately $160.5 million in assumption of debt and (ii) the balance in cash, including cash from borrowings under the Interim Loan and the Acquisition Credit Facility.

     Marion Bass Portfolio. In December 1997, the Company acquired the Marion Bass Portfolio aggregating 1,385 units from 14 limited partnerships each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Portfolio Properties, six are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one is in Pineville, North Carolina.

     Opus Portfolio. In December 1997, the Company acquired the Opus Portfolio aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio Properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

     Thousand Oaks. In December 1997, the Company acquired Thousand Oaks, an office complex consisting of three office buildings, aggregating 418,457 square feet. The total acquisition cost, including capitalized costs, was

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility. The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis, Tennessee.

     Bryant Lake. In November 1997, the Company acquired Bryant Lake, a 171,789 square foot office/flex building in Eden Prairie, Minnesota from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

     Copley Properties. In October 1997, the Company acquired the Copley Properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners. The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

     These acquisitions were funded with approximately $146.3 million of the net proceeds from the October 1997 Offering and the January 1998 Offering, assumption of approximately $188.8 million of mortgage debt, approximately $150.0 million from the proceeds of the Interim Loan, approximately $196.0 million from borrowings under the Acquisition Credit Facility and the issuance of 3,874 Operating Partnership units with an aggregate approximate value of $116,000 (based on an agreed per unit value of $30.00). The assumed mortgages bear interest at rates of 7.25% to 8.70% and mature between 1999 and 2030. The Acquisition Credit Facility has a three year term and bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.725% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996). In connection with obtaining the Acquisition Credit Facility and in connection with a portion of the assumed mortgages, the Company paid fees of $1,863,000 and $355,000, respectively, which are shown as a reduction of cash and an increase in other assets.

     The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.375% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996) and has a term of three months with an option to extend the term to three additional months. In connection with obtaining the Interim Loan, the Company paid fees of $300,000 which are shown as a reduction of cash and an increase in other assets.

     Tenant security deposits of approximately $2,240,000 related to these acquisitions are reflected as cash and other liabilities.

     Also reflects approximately $267.3 million of net proceeds from the October 1997 Offering and the full repayment of a $114 million interim unsecured loan, $4.9 million of mortgage debt, and $28.9 million on the

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     of mortgage debt, and $28.9 million on the Company's previous $50 million Line of Credit. This Line of Credit has been replaced by the Acquisition Credit Facility.

     Also reflects approximately $275.5 million of net proceeds from the January 1998 Offering, the repayment of $68.0 million of certain mortgage debt and the repayment of a portion of the borrowings on the Acquisition Credit Facility. In conjunction with the repayment of the mortgage debt, the Company incurred approximately $6.4 million in prepayment penalty fees. These fees are not reflected as an expense in the accompanying pro forma consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 as this expense will be recorded as an extraordinary item. However, the payment of the fees is shown as a use of cash on the accompanying proforma consolidated balance sheet as of September 30, 1997.

3. Reflects the pending acquisitions of the following properties and property portfolios:

                                                                 PURCHASE
                                                                  PRICE
                                                                (IN 000'S)
                                                              --------------
Eaton & Lauth...............................................      $90,000
Pru-Bache Portfolio.........................................       43,500

     Eaton & Lauth Portfolio. The Company is negotiating the terms of an agreement to acquire the Eaton & Lauth Portfolio from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, is expected to be approximately $90.0 million, comprising: (i) approximately $32.0 million of net assumed debt; (ii) approximately $21.1 million of equity which will consist of: (a) approximately $4.3 million in the form of shares of common stock (based on a negotiated per share value of $25.00); and (b) approximately $16.8 million in the form of partnership units in the Operating Partnership (based on a negotiated per unit value of $25.00); and
     (iii) the balance in cash, including cash from borrowings under the Acquisition Credit Facility. The Eaton & Lauth Portfolio properties are located in the Indianapolis, Indiana area. This acquisition is subject to a number of contingencies including the negotiation of terms of a definitive agreement, the approval of the assumption of loans, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

     Pru-Bache Portfolio. The Company has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Properties, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March of

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     1994, but do not hold a material equity or economic interest. The total acquisition cost, including capitalized costs, is expected to be approximately $43.5 million, which is to be paid entirely in cash, including cash from borrowings on the Acquisition Credit Facility. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to a number of contingencies including approval of the acquisition by a majority vote of the limited partners of Prudential-Bache/Equitec Real Estate Partnership, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this acquisition will be completed.

     These acquisitions are expected to be funded with the assumption of approximately $32.0 million of mortgage debt, approximately $80.4 million of borrowings on the Acquisition Credit Facility, the issuance of 672,800 Operating Partnership units with an aggregate approximate value of $16.8 million (based on a negotiated per unit value of $25.00), and the issuance of 173,200 shares of common stock with an aggregate approximate value of $4.3 million (based on a negotiated per share value of $25.00). The assumed mortgages bear interest at rates of 7.84% to 8.82% and mature between 2005 and 2007.

     Tenant security deposits of approximately $620,000 related to these acquisitions are reflected as an increase in cash and other liabilities.

4. Reflects the net proceeds from the Offering of $150,000,000 of Senior Notes of the Operating Partnership, net of the discount of approximately $244,000 and estimated costs of the Offering. In connection with the Offering, the Company is expected to incur costs of approximately $1.5 million.

5. Reflects the full repayment of the Interim Loan with the use of proceeds from the Offering and working capital.

6. Reflects the sale of one of the ten QuikTrip properties, the sale of the Summer Breeze property and the GRCAA transaction. Excludes the sale of the Shannon Crossing property which is not expected to occur until late in calendar 1998 and excludes the sale of the Belshaw Industrial property which management believes is not material to the accompanying pro forma consolidated balance sheet and pro forma consolidated statements of operations for the nine months ended September 30, 1997 and for the twelve months ended December 31, 1996.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               OTHER
                                               COMPLETED          PENDING       DEBT TRANS-   ADJUST-       PRO
                            HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   ACTIONS(4)    MENTS(5)     FORMA
                            -------------   ---------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue..........   $   35,899         $97,794           $13,731        $     --     $ (1,475)  $  145,949
  Equity in earnings of
     Associated Companies.        1,942              --                --              --           279       2,221
  Fees, interest and other
     income...............        1,739              --                --              --          (50)       1,689
                             ----------         -------           -------        --------     --------   ----------
          Total Revenue...       39,580          97,794            13,731              --       (1,246)     149,859
                             ----------         -------           -------        --------     --------   ----------
OPERATING EXPENSES
  Operating expenses......       11,282          33,576             4,426              --         (349)      48,935
  General and
     administrative.......        2,031             986               170              --           --        3,187
  Depreciation and
     amortization.........        8,867          18,358             2,410              --         (300)      29,335
  Interest expense........        6,416          27,860             5,991         (12,056)        (420)      27,791
                             ----------         -------           -------        --------     --------   ----------
          Total operating
            expenses......       28,596          80,780            12,997         (12,056)      (1,069)     109,248
                             ----------         -------           -------        --------     --------   ----------
  Income from
     operations before
     minority interest....       10,984          17,014               734          12,056         (177)      40,611

  Minority interest.......         (689)             --                --              --         (774)      (1,463)
                             ----------         -------           -------        --------     --------   ----------
  Net income .............   $   10,295         $17,014           $   734        $ 12,056     $   (951)  $   39,148
                             ==========         =======           =======        ========     ========   ==========
  Preferred Dividends.....           --              --                --              --      (16,711)     (16,711)
                             ----------         -------           -------        --------     --------   ----------

  Net income allocable to
     common shareholders..   $   10,295         $17,014           $   734        $ 12,056     $(17,662)  $   22,437
                             ==========         =======           =======        ========     ========   ==========
  Primary net income per
     common share.........   $     0.71                                                                  $     0.70
                             ==========                                                                  ==========
  Primary weighted average
     common shares
     outstanding..........   14,512,987                                                                  32,136,646
                             ==========                                                                  ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                    OTHER
                                                    COMPLETED          PENDING       DEBT TRANS-   ADJUST-       PRO
                                 HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   ACTIONS(4)    MENTS(5)     FORMA
                                 -------------   ---------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue...............    $  17,943        $154,652           $17,547        $     --     $ (2,700)  $  187,442
  Equity in earnings of
     Associated Companies......        1,598              --                --              --           29        1,627
  Fees, interest and other
     income....................        1,391              --                --              --         (258)       1,133
                                   ---------        --------           -------        --------     --------   ----------
          Total Revenue........       20,932         154,652            17,547              --       (2,929)     190,202
                                   ---------        --------           -------        --------     --------   ----------
OPERATING EXPENSES
  Operating expenses...........        5,266          52,775             6,044              --         (615)      63,470
  General and administrative...        1,393           1,714               227              --           --        3,334
  Depreciation and
     amortization..............        4,575          30,342             3,130              --         (562)      37,485
  Interest expense.............        3,913          37,704             7,828         (13,213)        (738)      35,494
                                   ---------        --------           -------        --------     --------   ----------
          Total operating
            expenses...........       15,147         122,535            17,229         (13,213)      (1,915)     139,783

  Income from operations
     before minority interest..        5,785          32,117               318          13,213       (1,014)      50,419

  Minority interest............         (292)             --                --              --       (1,609)      (1,901)
                                   ---------        --------           -------        --------     --------   ----------
  Net income ..................    $   5,493        $ 32,117           $   318        $ 13,213     $ (2,623)  $   48,518
                                   =========        ========           =======        ========     ========   ==========

  Preferred Dividends..........           --              --                --              --      (22,281)     (22,281)
                                   ---------        --------           -------        --------     --------   ----------
  Net income allocable to
     common shareholders.......    $   5,493        $ 32,117           $   318        $ 13,213     $(24,904)  $   26,237
                                   ---------        --------           -------        --------     --------   ----------

  Primary net income
     per common share..........    $    0.83                                                                  $     0.82
                                   =========                                                                  ==========
  Primary weighted average
     common shares.............    6,632,707                                                                  32,136,646
                                   =========                                                                  ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. Reflects the historical consolidated operations of the Company for the nine months ended September 30, 1997, excluding the gains on the sale of property and the collection of a mortgage loan receivable totaling $1,207, and reflects the historical consolidated operations of the Company for the year ended December 31, 1996, excluding the gain on the sale of property of $321, an extraordinary loss on refinancing of debt of $186, consolidation costs of $6,082 and litigation costs of $1,155. Consolidation and litigation costs are all related to the formation of the Company and are non-recurring.

2. Reflects the historical operations of the San Mateo Headquarters, Capitol Center the Windsor Portfolio, Marion Bass Portfolio, Opus Portfolio, Thousand Oaks, Bryant Lake and Copley Properties (collectively the "Recent Acquisitions") for the nine months ended September 30, 1997, as well as the historical operations of the Citibank Park Property, Advance Properties, T. Rowe Price Properties, Centerstone Property, CRI Properties, CIGNA Properties, E&L Properties, Riverview Property, Lennar Properties and the Scottsdale Hotel (collectively, the "Prior 1997 Acquisitions") for the nine months ended September 30, 1997 or portion of 1997 prior to acquisition.

                                               NINE MONTHS ENDED SEPTEMBER 30, 1997
                                             (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                            ------------------------------------------------------------------------
                             SAN MATEO     CAPITOL    WINDSOR     MARION BASS     OPUS      THOUSAND
                            HEADQUARTERS   CENTER    PORTFOLIO     PORTFOLIO    PORTFOLIO     OAKS
                            ------------   -------   ----------   -----------   ---------   --------
    Revenues.............     $ 2,223      $ 1,777    $ 40,713     $  7,160     $    796    $ 4,658
    Operating expenses...        (954)        (764)    (15,195)      (2,804)          --     (1,776)
                              -------      -------    --------     --------     --------    -------
                              $ 1,269      $ 1,013    $ 25,518     $  4,356     $    796    $ 2,882
                              =======      =======    ========     ========     ========    =======

                                   NINE MONTHS ENDED SEPTEMBER 30, 1997
                                (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                           ----------------------------------------------------
                                           COPLEY      PRIOR 1997     COMBINED
                           BRYANT LAKE   PROPERTIES   ACQUISITIONS     TOTAL
                           -----------   ----------   ------------   ----------
    Revenues.............    $1,298        $5,115       $34,054       $ 97,794
    Operating expenses...      (490)       (1,010)      (10,583)       (33,576)
                             ------        ------       -------       --------
                             $  808        $4,105       $23,471       $ 64,218
                             ======        ======       =======       ========

     Also reflects the historical operations of the Recent Acquisitions and the Prior 1997 Acquisitions for the year ended December 31, 1996 and the historical operations of the Carlsberg Properties, TRP Properties, Bond Street Property, Kash n' Karry Property, San Antonio Hotel and UCT Property (collectively, the "1996 Acquisitions") for the portion of 1996 prior to acquisition.

                                                                          YEAR ENDED DECEMBER 31, 1996
                                                                    (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                         ---------------------------------------------------------------------------------------------------------
                          SAN MATEO      CAPITOL        WINDSOR      MARION BASS     OPUS      THOUSAND                   COPLEY
                         HEADQUARTERS    CENTER        PORTFOLIO      PORTFOLIO    PORTFOLIO     OAKS     BRYANT LAKE   PROPERTIES
                         ------------  ------------   ------------   -----------   ---------   --------   -----------   ----------
    Revenues.............  $ 2,714      $ 2,361        $ 53,738      $  9,351      $     80    $ 5,778      $1,778       $ 6,460
    Operating expenses...   (1,199)      (1,042)        (19,914)       (3,271)          --     (2,164)        (612)       (1,216)
                           -------      -------        --------      --------      --------    -------      ------       -------
                           $ 1,515      $ 1,319        $ 33,824      $  6,080      $     80    $ 3,614      $1,166       $ 5,244
                           =======      =======        ========      ========      ========    =======      ======       =======

                                                    YEAR ENDED DECEMBER 31, 1996
                                             (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                           ------------------------------------------------------------------------------
                            PRIOR 1997        1996        COMBINED
                           ACQUISITIONS   ACQUISITIONS      TOTAL
                           ------------   ------------   -----------
    Revenues.............    $60,449        $ 11,943      $154,652
    Operating expenses...    (19,033)         (4,324)      (52,775)
                             -------        --------      --------
                             $41,416        $  7,619      $101,877
                             =======        ========      ========

     The results of operations of the Windsor Portfolio for the year ended December 31, 1996 include estimates for certain properties not acquired by Windsor until 1997.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     The results of operations of the Opus Portfolio reflect the period from the date of completion to the end of the periods presented. All properties are single tenant buildings under triple net leasing arrangements for which the tenant is responsible for the payment of all operating expenses.

     Certain of the T. Rowe Price Properties' operating results reflect the year ended September 30, 1996 rather than December 31, 1996. These have been combined as if the year ends of all properties were the same. In the opinion of management, the operations of these properties is not seasonal.

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

     Also, reflects the estimated pro forma interest on the mortgage debt assumed in connection with the acquisition of the Windsor Portfolio, Marion Bass Portfolio, Advance Properties, E&L Properties, Scottsdale Hotel, TRP Properties and Carlsberg Properties, the Interim Loan and the pro forma advances under the Acquisition Credit Facility in connection with the various 1998 and 1997 completed property acquisitions. The estimated interest on the mortgage loans assumed is based upon an assumed weighted average rate of 7.72%. The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.725% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996). A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balance of the Acquisition Credit Facility as of September 30, 1997 to change by $105 on an annualized basis. The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.375% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996.) The Interim Loan is expected to be repaid in full with the use of proceeds from the Offering and working capital.

 3. Reflects the historical operations of the Pending Acquisitions for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

                                                       NINE MONTHS ENDED
                                                       SEPTEMBER 30, 1997
                                     ------------------------------------------------------
                                     PRU-BACHE            EATON & LAUTH            COMBINED
                                     PORTFOLIO              PORTFOLIO               TOTAL
                                     ---------            -------------            --------
Revenues...........................   $ 5,242                $ 8,489               $ 13,731
Operating expenses.................    (1,915)                (2,511)                (4,426)
                                      -------                -------               --------
                                      $ 3,327                $ 5,978               $  9,305
                                      =======                =======               ========

                                                           YEAR ENDED
                                                       DECEMBER 31, 1996
                                     ------------------------------------------------------
                                     PRU-BACHE            EATON & LAUTH            COMBINED
                                     PORTFOLIO              PORTFOLIO               TOTAL
                                     ---------            -------------            --------
Revenues...........................   $ 6,379                $11,168               $ 17,547
Operating expenses.................    (2,682)                (3,362)                (6,044)
                                      -------                -------               --------
                                      $ 3,697                $ 7,806               $ 11,503
                                      =======                =======               ========

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Also, reflects the estimated interest on the assumption of approximately $32,000 in debt in connection with the acquisition of the Eaton & Lauth Portfolio and the advances under the Acquisition Credit Facility in connection with the acquisition of the Pending Acquisitions. The weighted average interest rate on the assumed debt is 8.07%. The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.725% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996).

4. Reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the Company's original secured bank line with the borrowings on the Company's previous line of credit for the year ended December 31, 1996. Also, reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the previous line of credit, a $114,000 interim unsecured loan, certain mortgage debt, the Interim Loan and a portion of the Acquisition Credit Facility, from proceeds from the Offering and from proceeds of the October 1997 Offering and the January 1998 Offering for the nine months ended September 30, 1997 and the year ended December 31, 1996. Also reflects the pro forma loan fee amortization expense and unused facility fees related to the Acquisition Credit Facility for each of the periods presented. Also reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the Notes for each of the periods presented. These transactions result in a net decrease in interest expense consisting of the following:

                                                     NINE MONTHS ENDED        YEAR ENDED
                                                     SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                     ------------------    -----------------
Interest differential..............................       $ 11,666             $ 17,177
Interest on repayments.............................        (24,271)             (31,195)
Amortization of new loan fees......................            430                  632
Amortization of old loan fees......................            (66)                 (74)
Unused Acquisition Credit Facility fees............            185                  247
                                                          --------             --------
                                                          $(12,056)            $(13,213)
                                                          ========             ========

     The Notes bear interest at a fixed rate of 7.625% and have a term of seven years, unless previously redeemed.

     The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.375% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996) and has a term of three months with an option to extend the term to three additional months.

     The Acquisition Credit Facility has a three year term and bears interest on a sliding scale ranging from LIBOR plus 1.1% to LIBOR plus 1.3% (assumed to be 6.725% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996).

     A $114,000 interim unsecured loan and the Company's previous line of credit have no net impact on pro forma interest expense as these loans were repaid in full with the use of proceeds from the October 1997 Offering.

     The amortization of the new loan fees is based upon total estimated fees and costs of approximately $3,688 over the respective terms of the related Acquisition Credit Facility, the Interim Loan and the Notes. The unused

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Acquisition Credit Facility fees are based upon 0.15% of the pro forma unused Acquisition Credit Facility capacity as of September 30, 1997 of approximately $166,128.

5. Reflects the following adjustments:

                                                               FOR THE NINE
                                                               MONTHS ENDED       FOR THE YEAR ENDED
                                                            SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                            ------------------    ------------------
    Rental Revenue
      Elimination of revenues of Sold Properties..........       $(1,475)              $(2,700)
                                                                 =======               =======
    Equity in earnings of the Associated Companies
      GHG
        Addition of the Scottsdale & San Antonio Hotels...            77                    10
        Disposition of properties from the managed
          portfolio.......................................           (27)                  (93)
      GC
        Addition of the Carlsberg fee managed properties..            --                   141
        Elimination of revenues related to sale of
          properties managed by the Associated Companies..        (1,228)               (1,852)
        Elimination of expenses related to sale of
          properties managed by the Associated Companies..         1,667                 1,846
                                                                 -------               -------
          Net decrease in income..........................           489                    52
          Provision for income taxes......................          (210)                  (23)
                                                                 -------               -------
    Net increase in equity in earnings to the Company.....       $   279               $    29
                                                                 =======               =======
    Fees, interest and other income
      Additional Interest on Grunow note receivable
         relating to the Carlsberg Properties acquisition
         at 11% per annum.................................       $    --               $   347
      Reduction of interest due to collection of Hovpark
         note receivable at 8% per annum..................           (50)                 (605)
                                                                 -------               -------
    Net decrease in fees, interest and other income.......       $   (50)              $  (258)
                                                                 =======               =======
    Operating expenses
      Elimination of expenses of Sold Properties..........       $  (375)              $  (700)
      Additional expenses of the E&L Properties...........            26                    85
                                                                 -------               -------
    Net decrease in operating expenses....................       $  (349)              $  (615)
                                                                 =======               =======
    Depreciation and amortization
      Elimination of expenses of Sold Properties..........       $  (300)              $  (562)
                                                                 =======               =======
    Interest expense and loan fee amortization expense
      reduction due to repayment of mortgage debt from
      proceeds from Sold Properties.......................       $  (420)              $  (738)
                                                                 =======               =======

     Excludes the effects of the sale of the Shannon Crossing Property which will not occur until late 1998 and excludes the sale of the Belshaw Industrial property which management believes is not material to the accompanying pro forma consolidated statements of operations for the nine months ended September 30, 1997 and for the twelve months ended December 31, 1996.

6. The pro forma taxable income before dividends paid deduction for the Company for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is calculated as follows:

                                                               FOR THE NINE
                                                               MONTHS ENDED       FOR THE YEAR ENDED
                                                            SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                            ------------------    ------------------
    Pro forma net income from operations..................       $ 39,148              $ 48,518
      Add: GAAP basis depreciation and amortization.......         29,223                37,363
      Less: Tax basis depreciation and amortization.......        (21,249)              (28,199)
      Other book-to-tax differences.......................           (900)                  255
                                                                 --------              --------
      Pro forma taxable income............................       $ 46,222              $ 57,937
                                                                 ========              ========

7. Primary per share amounts reflect the dilutive effects of outstanding stock options on a historical basis as of September 30, 1997 and December 31, 1996, respectively based upon the average price per common share for the period presented. Pro forma primary per share amounts for the same periods assume an average price per share of $28.375. On an historical basis, there was no dilutive effect resulting from the outstanding stock options for the year ended December 31, 1996. The effects of the conversion of Operating Partnership units and Series A Preferred Stock into Common Stock are either anti-dilutive or not material in all periods presented.

     The impact on reported per share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" will not be material.